                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

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     RULE 14A-6(E)(2))

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         Advanced Micro Devices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        Advanced Micro Devices, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                                                                   [LOGO OF AMD]
                          ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                        SUNNYVALE, CALIFORNIA 94088-3453

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------


   We will hold the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on Thursday, April 26, 2001. The meeting will start at 10:00 a.m. local time. At the meeting, we will:

  . Elect eight directors,

  . Ratify the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year,

  . Approve amendments to the Advanced Micro Devices, Inc. 1996 Stock
    Incentive Plan,

  . Reapprove the performance goals under the Advanced Micro Devices, Inc.
    1996 Executive Incentive Plan,

  . Approve amendments to the Advanced Micro Devices, Inc. 2000 Employee
    Stock Purchase Plan, and

  . Transact any other business that properly comes before the meeting.

                                          By Order of the Board of Directors,


                                          THOMAS M. McCOY
                                          Secretary

Sunnyvale, California
March 20, 2001

                            YOUR VOTE IS IMPORTANT.
  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN
    AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF
                  YOU LATER DECIDE NOT TO ATTEND THE MEETING.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
QUESTIONS AND ANSWERS....................................................   1

ITEM 1--ELECTION OF DIRECTORS............................................   4

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS........................   6

DIRECTORS' COMPENSATION AND BENEFITS.....................................   7

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE
OFFICERS.................................................................   8

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................   9

EXECUTIVE COMPENSATION...................................................   9

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.....................  14

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION............  14

BOARD AUDIT COMMITTEE REPORT.............................................  18

PERFORMANCE GRAPH........................................................  19

ITEM 2--RATIFICATION OF INDEPENDENT AUDITORS.............................  20

ITEM 3--APPROVAL OF AMENDMENTS TO THE ADVANCED MICRO DEVICES, INC. 1996
STOCK INCENTIVE PLAN.....................................................  20

ITEM 4--REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE 1996 EXECUTIVE
INCENTIVE PLAN...........................................................  24

ITEM 5--APPROVAL OF AMENDMENTS TO THE ADVANCED MICRO DEVICES, INC. 2000
EMPLOYEE STOCK PURCHASE PLAN.............................................  26

ANNUAL REPORT AND FINANCIAL STATEMENTS...................................  28

                          ADVANCED MICRO DEVICES, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                             QUESTIONS AND ANSWERS

1. Q:  WHO IS SOLICITING MY VOTE?

  A: This proxy solicitation is being made by the Board of Directors of Advanced Micro Devices, Inc. We have retained Georgeson Shareholder Communications, Inc. and MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation.

2. Q:  WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

  A: This proxy statement was first mailed to stockholders on or about March
     20, 2001.

3. Q:  WHAT MAY I VOTE ON?

  A: You may vote on:

    . The election of directors to serve on our Board of Directors,

    . The approval of the appointment of our independent auditors for the current fiscal year,

    . The approval of the amendments to the Advanced Micro Devices, Inc.
      1996 Stock Incentive Plan (1996 Stock Plan),

    . The reapproval of the performance goals under the Advanced Micro
      Devices, Inc. 1996 Executive Incentive Plan (the Incentive Plan), and

    . The approval of the amendments to the Advanced Micro Devices, Inc.
      2000 Employee Stock Purchase Plan (ESPP).

4. Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

  A: The Board recommends that you vote:

    . FOR each of the director nominees,

    . FOR the appointment of Ernst & Young LLP as independent auditors for the current fiscal year,

    . FOR the amendments to the 1996 Stock Plan,

    . FOR the reapproval of the performance goals under the Incentive Plan, and

    . FOR the amendments to the ESPP.

5. Q:  WHO IS ENTITLED TO VOTE?

  A: Stockholders as of the close of business on February 26, 2001 (the
     Record Date) are entitled to vote at the Annual Meeting. On the Record Date, approximately 314,747,375 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders is kept at the offices of our transfer agent, Fleet National Bank, c/o STARS, 100 William Street-Galleria, New York, New York, 10038.

6. Q:  HOW DO I VOTE BY MAIL?

  A: If you complete and properly sign each proxy card you receive and return it in the prepaid envelope to us, it will be voted by one of the individuals indicated on the card (your "proxy") as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the ratification of the appointment of our auditors, FOR the approval of the amendments to the 1996 Stock Plan, FOR the reapproval of the performance goals under the Incentive Plan and FOR the approval of the amendments to the ESPP.

7. Q:  CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

  A: If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8. Q:  CAN I VOTE AT THE MEETING?

  A. Yes. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker (held in "street name"), you must bring a letter from the broker to the meeting showing that you were the direct or indirect ("beneficial") owner of the shares on February 26, 2001.

9. Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

  A. Yes. You may revoke your proxy at any time before it is exercised by:

    . Sending in another proxy with a later date (by mail, telephone or over the Internet),
    . Notifying our Corporate Secretary in writing before the Annual
      Meeting that you wish to revoke your proxy, or . Voting in person at the Annual Meeting.

10. Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

  A: If your shares are held by your broker, in "street name," you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not instruct your broker how to vote, your broker will vote your shares at its discretion.

11. Q: WHAT IS A "QUORUM"?

  A: A "quorum" is a majority of the outstanding shares. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

12. Q: HOW ARE MATTERS PASSED OR DEFEATED?

  A: The eight director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. All the other matters must receive affirmative votes from more than 50% of the shares that are voted to be adopted. An abstention has the same effect as a vote AGAINST a proposal.

13. Q: WHO WILL COUNT THE VOTES?

  A: Proxies will be tabulated by EquiServe, service representatives of our transfer agent, Fleet National Bank.

14. Q: IS MY VOTE CONFIDENTIAL?

  A: Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to EquiServe, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit EquiServe to tabulate and certify the vote, and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

15. Q: WHO CAN ATTEND THE ANNUAL MEETING?

  A: Only stockholders as of the close of business on February 26, 2001, holders of proxies for those stockholders and other persons invited by us can attend.

16. Q: HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

  A: We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to W. J. Sanders III, our Chief Executive Officer, or Thomas M. McCoy, our Senior Vice President, General Counsel and Secretary, to vote on such matters at their discretion.

17. Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?

  A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Thomas M. McCoy, Secretary, Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088 on or before November 20, 2001.

  PLEASE NOTE: All of our common stock share numbers have been adjusted in this Proxy Statement to give effect to our August 21, 2000 two-for-one stock split.

ITEM 1--ELECTION OF DIRECTORS

   Eight directors will be elected at the Annual Meeting. All directors are elected annually and serve a one-year term until the next Annual Meeting.

   The Nominating Committee of the Board of Directors selected, and the Board of Directors accepted, the following eight persons as nominees for election to the Board: Mr. W. J. Sanders III, Dr. Hector de J. Ruiz, Dr. Friedrich Baur, Mr. Charles M. Blalack, Dr. R. Gene Brown, Mr. Robert B. Palmer, Mr. Joe L. Roby and Dr. Leonard M. Silverman. All of the nominees are currently directors of AMD.

   The Board of Directors expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise.

   The experience and background of each of the nominees follows.

   W. J. Sanders III--Mr. Sanders, 64, has been a director since 1969. Mr. Sanders is Chairman of the Board and Chief Executive Officer of AMD. Mr. Sanders co-founded AMD in 1969.

   Dr. Hector de J. Ruiz--Dr. Ruiz, 55, has been a director since 2000. Dr. Ruiz joined AMD as President and Chief Operating Officer in January 2000. Before joining AMD, Dr. Ruiz served as President of the Motorola, Inc. Semiconductor Products Sector since May 1997. From 1991 to 1995, Dr. Ruiz was Senior Vice President and General Manager of Motorola's paging and messaging businesses, and in 1996 became Executive Vice President and General Manager of those businesses. Dr. Ruiz joined Motorola in 1977, and from 1977 to 1991, he held various executive positions in Motorola's Semiconductor Products Sector. Before joining Motorola, Dr. Ruiz worked at Texas Instruments, Inc. from 1972 to 1977. Dr. Ruiz is a member of the Board of Directors of Eastman Kodak Company and Darden Restaurants, Inc.

   Dr. Friedrich Baur--Dr. Baur, 73, has been a director since 1994. Dr. Baur has been President and Managing Partner of MST Beteiligungs und Unternehmensberatungs GmbH, a German consulting firm, since 1990. Beginning in 1953, Dr. Baur held a variety of positions of increasing responsibility with Siemens AG, retiring in 1982 as Executive Vice President and a Managing Director. He also represented Siemens AG on the Board of Directors of AMD from 1978 until 1982. From 1982 to 1990, Dr. Baur was Chairman of the Board of Zahnradfabrik Friedrichshafen AG.

   Charles M. Blalack--Mr. Blalack, 74, has been a director since 1989. Mr. Blalack is Chairman of the Board and Chief Executive Officer of Blalack and Company, a registered investment advisor, and has been since 1969. From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., an investment banking firm and member of the National Association of Securities Dealers. Prior to 1970, he was founder, Chairman and Chief Executive Officer of BW & Associates, an investment banking firm and member of the New York Stock Exchange. Mr. Blalack was a member of the Board of Directors of Monolithic Memories, Inc. until it was acquired by AMD in 1987.

   Dr. R. Gene Brown--Dr. Brown, 68, has been a director since 1969. Dr. Brown is a private investor and financial and management consultant. He was a director of Hagler Bailly, Inc. from 1998 to 2000. Dr. Brown was a non-employee Managing Director of Putnam, Hayes & Bartlett, Inc., an economic and management consulting firm, from 1975 to 1998, when it was acquired by Hagler Bailly, Inc. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard University and then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, Dr. Brown was President of Berkeley BioEngineering.

   Robert B. Palmer--Mr. Palmer, 60, has been a director since 1999. Mr. Palmer was the Chairman and Chief Executive Officer of Digital Equipment Corporation (Digital), from 1995 to 1998. Mr. Palmer was appointed Chief Executive Officer and President of Digital in October 1992. From 1985 to 1992, Mr. Palmer served in various executive positions at Digital. Before Digital, Mr. Palmer was Executive Vice President of Semiconductor Operations at United Technologies Corporation (UTC), joining UTC in 1980 when it acquired Mostek Corporation, where he was a member of the founding team in 1969. Mr. Palmer is on the Board of Trustees of the Cooper Institute for Aerobic Research, a non-profit preventative medicine research and education organization.

   Joe L. Roby--Mr. Roby, 61, has been a director since 1991. Mr. Roby is the Chairman of the Executive Board of Credit Suisse First Boston (CSFB). Before Donaldson, Lufkin & Jenrette, Inc. (DLJ) was acquired by CSFB in 2000, Mr. Roby was President, Chief Executive Officer and a director of DLJ. Mr. Roby was a member of the Board of Directors of DLJ since 1989. He was appointed President of DLJ in February 1996 and Chief Executive Officer in February 1998. Mr. Roby served as the Chief Operating Officer of DLJ from November 1995 until February 1998. Previously, Mr. Roby was the Chairman of the Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of DLJ, a position he had held since 1989. Mr. Roby is a member of the Board of Directors of Apogent Technologies.

   Dr. Leonard M. Silverman--Dr. Silverman, 61, has been a director since 1994. Dr. Silverman is Dean of the School of Engineering of the University of Southern California, and has held that position since 1984. He was elected to the National Academy of Engineering in 1988 and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman served on the Board of Directors of Tandon Corporation from 1988 to 1993. Dr. Silverman is also a member of the Board of Directors of Diodes, Inc.

   Your Board of Directors unanimously recommends that you vote "FOR" the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will vote "FOR" the proposed nominees.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors held ten (10) regularly scheduled and special meetings during the 2000 fiscal year. All Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during 2000. The Board has Audit, Nominating and Compensation Committees. The members of the committees are appointed by the Board annually.

   Audit Committee. The Audit Committee consists of Dr. R. Gene Brown, as Chair, Mr. Robert B. Palmer and Mr. Charles M. Blalack, each a non-employee director. The Audit Committee held ten (10) meetings during 2000. The Audit Committee reviews our accounting policies, internal controls, financial reporting practices, contingent risks and risk management strategies and plans, including litigation issues, and the services and fees of our independent auditors. In connection with these reviews, the Audit Committee meets alone with our financial and legal personnel, and with our independent auditors, who have free access to the Audit Committee at any time. The director of our Internal Control Department reports directly to the Chair of the Audit Committee and serves a staff function for the Audit Committee. The Audit Committee recommends the selection of the independent auditors to serve the following year in examining our accounts. The Audit Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

   Nominating Committee. The Nominating Committee consists of Mr. W. J. Sanders III, as Chair, Mr. Charles M. Blalack, Dr. R. Gene Brown, Mr. Robert B. Palmer and Mr. Joe L. Roby. The Nominating Committee met once during 2000 to consider nominees for the 2000 Annual Meeting. If you wish to submit names of prospective nominees for consideration by the Nominating Committee you should do so in writing to our Corporate Secretary. (Nomination procedures are discussed in greater detail in our bylaws, which will be provided to you upon written request).

   Compensation Committee. The Compensation Committee consists of Mr. Charles
M. Blalack, as Chair, Dr. R. Gene Brown and Dr. Leonard M. Silverman, each a non-employee director. The Compensation Committee recommends to the Board proposed equity incentive plans, determines equity compensation for the Chief Executive Officer and other executive officers, provides oversight of the salaries of executive officers as determined by the Chief Executive Officer, adopts executive bonus plans and grants equity awards to certain other employees. The Chief Executive Officer and Senior Vice President, Human Resources make recommendations to the Compensation Committee on the equity compensation of executive officers other than themselves. During 2000, the Compensation Committee met eighteen (18) times.

                      DIRECTORS' COMPENSATION AND BENEFITS

   In 2000, we paid each director who was not an employee of AMD an annual fee of $25,000, a fee of $1,500 for attendance at each regular or special meeting of the Board, and a fee of $1,000 for attendance at each meeting of each committee (other than the Nominating Committee) on which they served. In addition, we paid the Chair of the Audit Committee an annual fee of $20,000 for service in that capacity, and we paid the Chair of the Compensation Committee an annual fee of $4,000 for service in that capacity. We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services for AMD, and, on occasion, travel expenses of their spouses. Effective April 26, 2001, non-employee director's fees will increase to an annual fee of $30,000, a fee of $2,000 for attendance at each meeting and a fee of $1,200 for attendance at committee meetings. In addition, the Chair of the Compensation Committee will receive an annual fee of $10,000.

   Under a non-discretionary formula approved by the stockholders, we grant initial options to purchase 30,000 shares of common stock to non-employee directors on their election to the Board. These options vest on July 15 of the first, second, third and fourth calendar years following election in the following amounts, respectively: 12,000, 9,000, 6,000 and 3,000. If the director remains on the Board, we automatically grant annual supplemental options to purchase 10,000 shares of common stock on each re-election. Approximately one-third of these options vest on July 15 of each of the second, third and fourth calendar years following re-election. The exercise price of each option is the fair market value on the date of grant. The options expire on the earlier of ten years plus one day from the grant date or twelve months following termination of a director's service on the Board. In January and March of 2001, the Board adopted amendments to the 1996 Stock Incentive Plan (the 1996 Plan), subject to stockholder approval. These amendments provide for initial options of 7,500 shares to be granted on April 30, July 31, October 31 and December 15, for a total of 30,000 shares, in the year of first election to the Board. The initial option grants will vest one-third (2,500 shares each, for a total of 10,000 shares) on April 30 of the year following grant, and the remaining two-thirds will vest in monthly increments thereafter over the next two years. The amendments also provide for annual supplemental options of 3,000 shares to be granted on April 30, July 31, October 31 and December 15, for a total of 12,000 shares, in the year of re-election to the Board. The annual supplemental option grants will vest one-third (1,000 shares each, for a total of 4,000 shares) on April 30 of the year following grant, and the remaining two-thirds will vest in monthly increments thereafter over the next two years. Directors will have two years from the termination of their Board membership to exercise these options. These options, with the new grant dates, vesting schedules and exercisability provisions, will be granted only if stockholders approve the proposed amendments to the 1996 Plan.

   Any non-employee director may elect to defer receipt of all or a portion of his annual fees and meeting fees, but may not defer less than $5,000. We credit deferred amounts plus interest to an account for record-keeping purposes, and we pay cash payments in a lump sum or in installments over a period of years, as elected by the director. Except in the case of the director's death or disability, payments commence upon the latest of the director's tenth anniversary of his first deferral, age 55, or retirement from the Board, but in no event later than age 70. The aggregate amount of retirement payments equals the director's deferred fees plus the accumulation of interest based on the annual dividend interest rate for the individual insurance policy on the director's life. In the event of the director's death, his beneficiary will receive the value of his account plus, in certain cases, a supplemental death benefit of up to ten times the average annual amount of his deferred fees. During 2000, Dr. Brown deferred fees in the amount of $20,000 pursuant to this program. In addition, in lieu of his annual fee, Dr. Brown used an automobile provided by us, valued at $22,548, which is taxable to him. We also provided Dr. Brown with family medical and dental insurance benefits, which are valued at $2,791 and are also taxable to him.

                           PRINCIPAL STOCKHOLDERS AND
             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   Based on filings by our stockholders with the Securities and Exchange Commission, as of February 26, 2001, no person or entity is known to us to be the beneficial owner of more than five percent of our common stock.

   The table below shows the number of shares of our common stock beneficially owned as of February 26, 2001, by our directors, by the nominees for election as directors, by each of our executive officers listed in the Summary Compensation Table, below, and by all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

                                             Amount and Nature of    Percent of
                  Name                     Beneficial Ownership(/1/)   Class
                  ----                     ------------------------- ----------
W. J. Sanders III........................          3,185,512(/2/)      1.01%
Dr. Hector de J. Ruiz....................            504,000(/3/)        *
Dr. Friedrich Baur.......................              9,552             *
Charles M. Blalack.......................             49,999(/4/)        *
Dr. R. Gene Brown........................             90,447(/5/)        *
Robert B. Palmer.........................             16,000(/6/)        *
Joe L. Roby..............................             89,599(/7/)        *
Dr. Leonard M. Silverman.................             39,999(/8/)        *
Robert R. Herb(/9/)......................            340,002(/10/)       *
Dr. William T. Siegle(/11/)..............            233,857(/12/)       *
Thomas M. McCoy(/13/)....................            242,980(/14/)       *
All directors and executive officers as a
 group (16 persons)......................          6,038,149(/15/)     1.92%

--------
  * Less than one percent.
 (1) Some of the individuals may share voting power with regard to the listed shares with their spouses.
 (2) Includes 2,950,000 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (3) Includes 500,000 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (4) Includes 33,999 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (5) Includes 47,999 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (6) Includes 12,000 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (7) Includes 63,999 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (8) Includes 39,999 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
 (9) Mr. Herb, 39, is Executive Vice President and Chief Sales and Marketing Officer of AMD.
(10) Includes 340,002 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
(11) Dr. Siegle, 62, is Senior Vice President, Technology and Manufacturing Operations, Chief Scientist of AMD.
(12) Includes 179,750 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
(13) Mr. McCoy, 50, is Senior Vice President, General Counsel and Secretary of AMD.
(14) Includes 230,000 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.
(15) Includes 5,574,998 shares subject to options that are exercisable on February 26, 2001 or become exercisable within 60 days thereafter.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our Section 16 officers and any persons holding more than ten percent of our common stock to report to the Securities and Exchange Commission and the New York Stock Exchange their initial ownership of our stock and any changes in that ownership. No person holds more than ten percent of our common stock. We believe that during fiscal year 2000, our directors and Section 16 officers filed all Section 16(a) reports on a timely basis. In making this statement, we have relied upon the written representations of our directors and
Section 16 officers.

                             EXECUTIVE COMPENSATION

   The following table shows compensation information for our Chief Executive Officer and the four other most highly paid executive officers of the Company.

                     Summary Compensation Table (1998-2000)

                                                                                 Long-Term Compensation
                                    Annual Compensation                                  Awards
                             --------------------------------------------     ----------------------------
          (a)           (b)     (c)             (d)              (e)             (g)            (i)
          ---           ---     ---             ---              ---             ---            ---
                                                                              Securities
  Name and Principal                                         Other Annual     Underlying     All Other
       Position         Year   Salary        Bonus(/1/)      Compensation      Options   Compensation(/2/)
  ------------------    ----   ------        ----------      ------------     ---------- -----------------
W. J. Sanders III...... 2000 $1,000,000      $5,143,236(/3/)  $ 417,284(/4/)  1,200,000      $627,377
 Chairman and Chief     1999 $1,000,000      $2,000,000       $ 257,719(/4/)          0      $541,777
 Executive Officer      1998 $1,000,000      $   12,167       $ 274,427(/4/)          0      $516,503

Hector de J. Ruiz...... 2000 $  752,915(/5/) $3,160,429       $       0       2,000,000      $ 32,921
 President and Chief    1999
 Operating Officer      1998

Robert R. Herb......... 2000 $  570,195      $2,692,239       $       0         300,000      $ 53,054
 Executive Vice         1999 $  393,750      $  512,813       $       0         150,000      $ 15,253
 President and Chief    1998 $  361,298      $  379,483       $  55,701(/6/)    250,900      $  8,974
 Sales and Marketing
 Officer

William T. Siegle...... 2000 $  428,575      $1,010,134       $       0         150,000      $ 55,074
 Senior Vice President, 1999 $  385,000      $  349,300       $       0         108,000      $ 22,576
 Technology and         1998 $  366,442      $  148,745       $       0         100,000      $ 18,743
 Manufacturing
 Operations, Chief
 Scientist

Thomas M. McCoy........ 2000 $  592,542(/7/) $  452,737       $       0         225,000      $ 52,450
 Senior Vice President, 1999 $  418,000(/7/) $  226,000       $       0         112,500      $ 12,247
 General Counsel and    1998 $  348,800      $    4,095       $       0          50,000      $ 12,363
 Secretary

--------
(1) Includes cash profit sharing in the following amounts for Messrs. Sanders, Ruiz, Herb, Siegle and McCoy: for 2000, $143,236, $67,059, $71,735,
    $53,846, and $49,993, respectively; for 1999, none; and for 1998, $12,167,
    $0, $4,483, $4,370 and $4,095, respectively.
(2) Includes for 2000, 1999, and 1998 for Mr. Sanders, pursuant to his agreement, $400,000 in deferred retirement compensation for each year and $141,818, $93,697 and $64,943 as a deferred cost of living salary adjustment. Includes for 2000 for Messrs. Sanders, Ruiz, Herb, Siegle and McCoy, the Company's matching contributions to the Company's 401(k) Plan in the amounts of $4,800, $4,800, $4,800, $4,800 and $4,800, respectively; the
    Company's matching contributions to the deferred compensation program in the amounts of $24,900, $0, $11,025, $8,040 and $7,113, respectively;
    imputed income from the term life insurance provided by the Company in the amounts of $4,360, $2,218, $829, $2,061 and $1,050, respectively; and premiums paid by the Company for individual insurance policies in the amount of $26,282, $6,580, $11,183, $14,956 and $14,269, respectively; deferred profit sharing in the amount of $19,705, $14,158, $19,705, $19,705 and $19,705, respectively and the Company's Excess 415 Plan (nonqualified deferred compensation) in the amounts of $5,512, $5,165, $5,512, $5,512 and $5,512, respectively. Includes for 1999 for Messrs. Sanders, Herb, Siegle and McCoy, our matching contributions to our 401(k) Plan in the amounts of $2,400, $2,800, $2,400 and $2,400, our matching contributions to the deferred compensation program in the amounts of $15,518, $4,383, $4,219 and $0, imputed income from term life insurance in the amounts of $3,881, $611, $1,691 and $886 and premiums paid for individual insurance policies in the amount of $26,282, $7,459, $14,266 and $8,962. Includes for 1998 for Messrs. Sanders, Herb, Siegle and McCoy, our matching contributions to our 401(k) Plan in the amounts of $2,400, $2,400, $2,400 and $2,400, our matching contributions to the deferred compensation program in the amounts of $13,574, $2,616, $3,113 and $0, imputed income from term life insurance in the amounts of $9,304, $733, $2,413 and $1,001 and premiums paid for individual insurance policies in the amount of $26,282, $3,225, $10,817 and $8,962.
(3) Mr. Sanders earned a bonus of $6,186,740 for 2000. Mr. Sanders' bonus payment is capped at $5 million and the remaining $1,186,740 is carried forward for three years if the cap is not reached in any of those years (the Unpaid Contingent Bonus). If the Unpaid Contingent Bonus is not paid, it is forfeited.
(4) Includes for 2000, 1999, and 1998, $129,645, $115,298, and $113,782, of in-
    kind compensation in the form of company provided vehicles. Includes for 1999 and 1998, $79,754, and $96,061, reflecting the cost of providing physical security services.
(5) Includes $46,182 for interest forgiveness on a loan to Dr. Ruiz.
(6) Includes for 1998, $36,943 of relocation assistance and $17,458 of in-kind compensation in the form of a company provided vehicle.
(7) Includes for 2000, supplemental compensation of $195,000. Includes for 1999, $20,000 for loan forgiveness and supplemental compensation of $38,000.

                               2000 Option Grants

                                                                        Potential Realizable Value
                          Number of    % of Total                         at Assumed Annual Rates
                          Securities    Options                         of Stock Price Appreciation
                          Underlying   Granted to  Exercise                For Option Term(/2/)
                           Options    Employees in Price Per Expiration ---------------------------
    Name                 Granted(/1/) Fiscal Year    Share      Date    0%      5%          10%
    ----                 ------------ ------------ --------- ---------- --  ----------- -----------
W. J. Sanders III.......  1,200,000       5.77%     $23.75    11/03/10  $ 0 $17,923,497 $45,421,660
Hector de J. Ruiz.......  2,000,000       9.62%     $17.07    01/24/10  $ 0 $21,470,463 $54,410,368
Robert R. Herb..........    100,000        .48%     $32.10    08/16/10  $ 0 $ 2,018,752 $ 5,115,913
                            200,000        .96%     $41.00    04/26/10  $ 0 $ 5,156,936 $13,068,688
William T. Siegle.......     50,000        .24%     $32.10    08/16/10  $ 0 $ 1,009,376 $ 2,557,957
                            100,000        .48%     $41.00    04/26/10  $ 0 $ 2,578,468 $ 6,534,344
Thomas M. McCoy.........     75,000        .36%     $32.10    08/16/10  $ 0 $ 1,514,064 $ 3,836,935
                            150,000        .72%     $41.00    04/26/10  $ 0 $ 3,867,702 $ 9,801,516

--------
(1) For all optionees: Each option has a ten-year term. Each option is subject to earlier termination upon the optionee's termination of employment, death or disability. The exercise price may be paid in cash or in shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. The options vest only if the executive is employed by us on the vesting date. 350,000 of Mr. Sanders' shares vested on November 15, 2000. Mr. Sanders' remaining shares vest as follows: 350,000 shares on November 15, 2001; 250,000 shares on November 15, 2002; and 250,000 shares on November 15, 2003. 500,000 of Dr. Ruiz's shares vested on January 24, 2001. Dr Ruiz's remaining shares vest in increments of 500,000 shares on January 24 of 2002, 2003 and 2004. Mr. Herb's shares vest as follows: 100,000 shares on July 25, 2003 and a total of 100,000 shares will vest monthly thereafter through July 25, 2004; 50,000 shares on April 28, 2003 and a total of 50,000 shares will vest monthly thereafter through April 28, 2004. Dr. Siegle's shares vest as follows: 50,000 shares on July 25, 2002 and a total of 50,000 shares will vest monthly thereafter through July 25, 2003; 25,000 shares on

   April 28, 2002 and a total of 25,000 shares will vest monthly thereafter through April 28, 2003. Mr. McCoy's shares vest as follows: 75,000 shares on July 25, 2002 and a total of 75,000 shares will vest monthly thereafter through July 25, 2003; 44,000 shares on April 28, 2002 and a total of 31,000 shares will vest monthly thereafter through April 28, 2003. Upon an optionee's termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee's death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a change in control of AMD as that term is defined under AMD's stock incentive plans or in accordance with an optionee's management continuity agreement. See the discussion under "Employment Agreements" and "Change in Control Agreements."
(2) The 0%, 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.

                      Aggregated Option Exercises in 2000
                       and Fiscal Year-End Option Values

                         Number of                   Number of Securities      Value of Unexercised In-The-
                          Shares                    Underlying Unexercised           Money Options at
                         Acquired                     Options at 12/31/00              12/31/00(/1/)
                            on         Value     ----------------------------- -----------------------------
     Name                Exercise  Realized(/1/) (Exercisable) (Unexercisable) (Exercisable) (Unexercisable)
     ----                --------- ------------- ------------- --------------- ------------- ---------------
W. J. Sanders III....... 3,400,000  $85,057,766    2,950,000      1,250,000     $14,294,000    $2,572,000
Hector de J. Ruiz.......         0  $         0            0      2,000,000     $         0    $        0
Robert R. Herb..........   294,348  $ 6,495,005      247,264        800,000     $   983,124    $2,110,400
William T. Siegle.......   174,750  $ 3,950,655      179,750        336,000     $   746,337    $  908,940
Thomas M. McCoy.........   226,316  $ 4,894,215      225,000        350,000     $   342,000    $  421,500

--------
(1) Value for these purposes is based solely on the difference between market value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options.

Employment Agreements

   Chairman's Employment Agreement. In November 2000, we entered into an amended and restated employment agreement with Mr. Sanders that provides for his tenure as Chief Executive Officer through the annual stockholder meeting in 2002 and as Chairman through December 27, 2003. The 2000 agreement provides for annual base compensation to Mr. Sanders of $1 million through the annual stockholder meeting in 2002, $750,000 for the remainder of 2002 and $600,000 in 2003, with certain deferred adjustments for cost of living increases from 1996. The 2000 agreement also provides for an annual incentive bonus equal to 0.6% of our adjusted operating profit (as defined in the agreement) in excess of 20% of adjusted operating profits for the preceding year for each year through 2002 and an incentive bonus of 0.2% of our adjusted operating profit in excess of 20% of adjusted operating profits for the preceeding year for 2003. The annual bonus payment is capped at $5 million, with any excess carried over for three years if the cap is not reached in any of those years. Mr. Sanders is also eligible to receive discretionary bonuses, in amounts determined by the Compensation Committee. Under the 2000 agreement, we granted Mr. Sanders an option in 2000 to purchase 1,200,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of the grant ($23.75) with time-based vesting criteria. 350,000 of these shares were vested as of February 26, 2001. If vested, this option may be exercised after termination of employment for a period of: (i) five years after age 65, or on death or disability; (ii) one year after a voluntary termination of employment without the consent of the Board of Directors before age 65 (other than a constructive termination of employment) which includes termination in connection with a change in control; (iii) three years after a voluntary termination of employment with the consent of the Board of Directors before age 65 (other than for a constructive termination); (iv) thirty days after a termination "for good cause" (as defined in the agreement); (v) five years after a termination of employment other than "for good cause" or a constructive termination of employment.

   If we terminate or constructively terminate Mr. Sanders' employment other than "for good cause," Mr. Sanders will receive his salary and bonus for the remaining term of the agreement and all of his unvested options will vest. Mr. Sanders will receive a portion of these benefits if his employment terminates by reason of death or disability.

   If Mr. Sanders' employment terminates following a change in control (as defined in the agreement and described on p. 13, below), he will receive:

  . The greater of the salary payable for the remaining term of the agreement or three times his current base salary,
  . A bonus payment equal to the greater of the average of the two highest annual bonuses paid during the past five years or the formula bonus amounts for the year in which the termination occurred and the following year, plus any amounts carried-over from previous years,
  . Vesting of all stock-based awards, and . An additional payment to reimburse him for federal excise taxes (and taxes on those taxes).

   Under the 2000 agreement, we continue to accrue $400,000 per year (with 9% interest) from 1996 in deferred retirement compensation, payable to Mr. Sanders if he is Chief Executive Officer on September 12, 2001 (or on a prorated basis upon his earlier death or disability). This $2 million (plus interest) together with the deferred cost of living adjustments on his salary will be paid to Mr. Sanders in a manner that ensures that it is deductible under Section 162(m) of the Internal Revenue Code (the Code). Following the termination or constructive termination of Mr. Sanders' employment by us other than "for good cause," or upon a change in control, retirement deferrals will accelerate. Mr. Sanders will be entitled to health benefits for his life (and the life of his wife and until his children reach age 21, together with any necessary tax gross-up), following his termination by the Company, his retirement after attaining age 65, his death or disability or his retirement before attaining age 65 with the consent of the Board. Mr. Sanders will then be entitled to the use of a comparable office and secretarial services, an automobile and security driver, up to $25,000 each year for financial and estate planning services and continued access to Company facilities and services, including Company aircraft (subject to the approval of the Company's chief executive officer), until December 31, 2008.

   President and Chief Operating Officer's Employment Agreement. In January 2000, we entered into an employment agreement with Dr. Ruiz that provides for an initial annual base compensation of $750,000 and an annual incentive bonus equal to 0.3% of our adjusted operating profit in excess of 20% of adjusted operating profits for the preceding year. The annual bonus is capped at $5 million. Under the agreement, we granted Dr. Ruiz an initial option to purchase 2,000,000 shares of our common stock in January 2000 with an exercise price equal to the fair market value on the date of grant. Under the agreement, Dr. Ruiz will be eligible beginning in 2001 for base compensation increases and entitled to annual grants of options to purchase 250,000 shares of common stock.

   In addition, under the agreement, we will pay Dr. Ruiz a retirement benefit to replace the retirement benefit that he forfeited at the time he joined AMD. The retirement benefit will be paid following his attainment of age 57. We will pay all federal and state income or employment taxes on this retirement benefit amount.

   In the event we terminate Dr. Ruiz without cause, we will pay Dr. Ruiz a lump sum severance payment equal to one year of his current annual base salary and accelerate the vesting of the initial option grant by one year. In the event that Dr. Ruiz resigns before 2002 because the Board of Directors has determined that he will not become Chief Executive Officer of AMD following our 2002 Annual Meeting, he will receive a lump sum severance payment equal to two years of his current annual base salary and we will accelerate the vesting of his initial option by two years. In the event of a change in control (as defined on p. 13, below), if we terminate Dr. Ruiz' employment without cause or he resigns due to any diminution or adverse change in the circumstances of his employment, he will receive a lump sum severance payment equal to three years of his current annual base salary, the average of his two highest bonuses in the past five years and full acceleration of all stock options held by him at the time of termination. We will pay Dr. Ruiz an additional payment to reimburse him for federal excise taxes (and taxes on those taxes).

Change in Control Arrangements

   Management Continuity Agreements. We have entered into management continuity agreements with each of our executive officers, except Mr. Sanders and Dr. Ruiz, designed to ensure their continued services in the event of a change in control. Mr. Sanders' employment agreement supersedes his management continuity agreement and Dr. Ruiz' employment agreement addresses a change in control. Mr. Sanders' and Dr. Ruiz' employment agreements are discussed in this proxy statement in the section entitled, "Employment Agreements," beginning on p. 11, above.

   For purposes of the management continuity agreements, a change in control includes any change of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. A change in control is conclusively presumed to have occurred on:

  . Acquisition by any person, other than AMD, or any employee benefit plan of ours, of beneficial ownership of more than 20% (35% in the case of Mr. Sanders' and Dr. Ruiz' employment agreements and in the case of Mr. Herb's management continuity agreement) of the combined voting power of our then outstanding securities.
  . A change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met.
  . A determination by certain members of the Board within one year after an event that such event constitutes a change in control.

   The management continuity agreements provide that, in the event of a change in control, we will reimburse the executive officer for any federal excise taxes (and taxes on those taxes) payable as a result of benefits received from us. The agreements provide that, if within two years after a change in control the executive officer's employment is terminated by us or the executive officer is constructively discharged, the executive officer will receive:

  . A severance benefit equal to three times the sum of his rate of base compensation plus the average of his two highest bonuses in the last five years,
  . Payment of his accrued bonus,
  . Twelve months' continuation of other incidental benefits, and . Full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

   Mr. Herb's management continuity agreement provides that he will receive these benefits upon termination of his employment by him or the Company following a change in control.

   Vesting of Stock Options. All stock options granted and restricted stock awarded under our stock incentive plans become fully vested on termination of employment (other than for misconduct) or constructive termination within one year following a change in control, as defined in the plans.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   Mr. Roby, director, was the President, Chief Executive Officer and a director of Donaldson, Lufkin & Jenrette, Inc. (DLJ) before DLJ was acquired by Credit Suisse First Boston (CSFB) in November 2000. In 2000, Donaldson, Lufkin & Jenrette Securities Corporation, a wholly-owned subsidiary of DLJ, provided investment banking services to us. W. J. Sanders III, Chairman of the Board of AMD, was a director of DLJ before it was acquired by CSFB.

   In January 2000, we loaned $2.5 million to Dr. Ruiz pursuant to a promissory note bearing interest at 7.75% payable in full on July 26, 2000. The largest amount owed by Dr. Ruiz during 2000 was $2,546,182. Dr. Ruiz repaid the principal amount of $2.5 million in April 2000 and the interest was forgiven at that time.

   In March 1997, Mr. McCoy borrowed $450,000 from us pursuant to a promissory note secured by a pledge of stock and a deed of trust on real property. Mr. McCoy borrowed an additional $50,000 in April 1997 and $20,000 in May 1998. In January 1999, the $20,000 loan was forgiven by AMD and the remaining loans were restructured to extend the term to March 2002, change the interest rate to 4.57%, and require payment in four annual installments. The largest amount owed by Mr. McCoy during 2000 was $351,574. Mr. McCoy repaid the principal and interest in December 2000.

   In connection with Mr. Francis P. Barton's initial employment by AMD as Chief Financial Officer in 1998, we loaned him $200,000 pursuant to a promissory note bearing interest at 5.43%, payable in four annual installments beginning September 1, 1999, secured by a deed of trust on real property. The largest amount owed by Mr. Barton during 2000 was $160,551. Mr. Barton's loan balance was zero as of November 2000.

   Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Performance Graph on page 19 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   During 2000, the Compensation Committee of AMD's Board of Directors consisted of Mr. Blalack, as Chair, Dr. Brown and Dr. Silverman. The members of the Compensation Committee are independent non-employee, non-affiliated directors.

   The Committee has overall responsibility for AMD's executive compensation policies and practices. The Committee's functions include:

  . Determining the compensation of the Chief Executive Officer of AMD,
  . Reviewing and approving all other executive officers' compensation, including salary and payments under the annual executive bonus plans, in each case based in part upon the recommendation of the Chief Executive Officer and the Senior Vice President, Human Resources of AMD, and
  . Granting awards to executive officers and, depending on the size of the award, to other employees under AMD's equity incentive plans.

   Certain officers of AMD, outside counsel and consultants typically attend meetings of the Committee. No officer of AMD is present during discussions or deliberations regarding that officer's own compensation. The Committee administers AMD's 2000 Stock Incentive Plan, 1998 Stock Incentive Plan, 1996 Executive Incentive Plan, 1996 Stock Incentive Plan, 1995 Stock Plan of NexGen, Inc., and 1992 Stock Incentive Plan.

   Compensation Philosophy and Policies. The Committee believes that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative and are rewarded appropriately for that innovation. In order to provide a direct link between corporate performance and compensation which will attract and retain top-caliber employees, the Committee's compensation philosophy is to provide total compensation opportunities that are highly competitive with the pay practices of other industry-leading companies. Our compensation policies are designed to address a number of objectives, and to both reward financial performance and motivate executive officers to achieve significant returns for our stockholders. Our policies rely on two principles. First, a large portion of executive officers' cash compensation should be at risk and vary depending upon meeting stated financial objectives. Second, a significant portion of executive officers' total compensation should be in the form of stock and other equity incentives.

   When establishing salaries, bonus levels, and stock or equity awards for executive officers, the Committee considers the individual's role, leadership responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives. The Committee has retained an outside compensation consultant to make periodic reviews of competitive data obtained from other independent consultants. The Committee's determinations take into account our outside compensation consultant's reviews and the compensation practices of those high technology companies that compete with us for executive talent and have annual revenues generally in excess of $1 billion. Most of these companies are included in the Technology-500 Index used in the performance graph appearing in this proxy statement.

   Because we want to attract and retain top-caliber employees, we typically set base salary targets at or above the median for this group of companies. Companies outside the semiconductor industry are selected for inclusion in this review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation and the extent to which they compete with us for executives, not all of which may be satisfied in any particular case. The Committee has instructed its compensation consultant to include in its review companies other than those included in the Technology-500 Index because we compete with them for executives, depending upon the specific skills required for the position.

   The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives in years in which we achieve superior results, and with compensation below the average of amounts paid to similar executives in years in which we fail to achieve superior results. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, our philosophy of compensating executives for the success they achieve in managing specific enterprises. The Committee places considerable weight upon the recommendations of the Chief Executive Officer in the case of other executive officers. While decisions concerning specific 2000 salaries, bonus levels, and stock or equity awards for individual executive officers were made within this broad framework, and in light of each executive officer's level of responsibility, performance, and competitive pay position, the awards were ultimately based upon the Committee's judgment regarding the individual executive officer's performance, taking account of whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the continuation of our long-term profit performance.

   Base Salary. AMD entered into an employment agreement with Mr. Sanders effective September 29, 1996 (the 1996 Agreement), that provided for Mr. Sanders' service as Chief Executive Officer through 2001, as Chairman of the Board of Directors through 2002, and as Vice Chairman or some other executive position through 2003. Under the 1996 Agreement, Mr. Sanders received a 4.4% increase to his base salary for 2000 as a cost of living adjustment. This 4.4% will be deferred. Mr. Sanders was paid a base salary of $1 million for 2000. The Company entered into an amended and restated agreement with Mr. Sanders effective November 3, 2000 (the 2000 Agreement). The 2000 Agreement does not change his base salary as Chief Executive Officer and is discussed in detail above in the section entitled, "Employment Agreements" on p. 11.

   In consultation with members of the Committee, the Chief Executive Officer reviews annually every other executive officer's base salary, including those officers who are also directors. When reviewing base salaries, he considers individual and corporate performance, levels of responsibility and competitive pay practices. These factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor.

   Annual Cash Bonus Incentives. Annual cash bonus incentives allow us to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, we allocated up to 10% of operating profits to a profit sharing program in 2000 in which all domestic and U.S. expatriate employees participated. We paid a portion of this allocation in cash and contributed a portion to a tax-qualified deferred profit sharing plan.

   All senior executives with titles of vice president and above, other than Mr. Sanders and Dr. Ruiz, were eligible in 2000 for formula-based bonus awards under the Vice President Incentive Program, a 1996 Executive Incentive Plan (Incentive Plan) program. The Vice President Incentive Program has a short-term component and a long-term component. The amount payable under the short-term component of the Vice President Incentive Program ranges from 0% to 100% of base salary depending on the executive's level of responsibility. Under the short-term component, a minimum of 75% of the targeted bonus is based on the achievement of predetermined corporate operating income and Economic Value Added (EVA) improvement goals beyond threshold levels of performance in combination with the sales and profit success of our product lines. The remainder of the short-term component is based on the executive's achievement of various group, division and individual goals developed by the executive's manager. Bonuses under the long-term component of the Vice President Incentive Program are based on AMD's three-year average return on equity relative to that of the S&P 500 Index, and on AMD's three-year sales growth relative to that of the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, we must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by management, approved by the Committee and reviewed by the Board. The maximum amount payable under the long-term component is 60% of base salary. During 2000, all eligible executives earned only an award under the short-term component of the Vice President Incentive Program.

   For 2000, Mr. Sanders' received a formula-based annual incentive bonus payable under the Incentive Plan equal to 0.6% of the Company's adjusted operating profit in excess of 20% of the Company's adjusted operating profit for 1999. The annual bonus payment is capped at $5 million. Any amount exceeding the cap is carried forward for three years and added to the bonus for any following year where the annual bonus does not exceed the $5 million cap. Mr. Sanders earned a bonus of $6,186,740 for 2000; therefore, $5 million was paid to him and $1,186,740 is carried forward to be paid on a first in, first out basis in one or more of the next three years.

   Dr. Ruiz' employment agreement provides for an annual incentive bonus payable under the Incentive Plan equal to 0.3% of the Company's adjusted operating profit in excess of 20% of the Company's adjusted operating profit for the previous year. The annual bonus is capped at $5 million. Dr. Ruiz earned a bonus of $3,093,370 for 2000.

   Equity Incentive Awards. A fundamental tenet of AMD's compensation policy is that significant equity participation creates a vital long-term partnership between executive officers and other stockholders. As of February 26, 2001, executive officers of AMD owned an aggregate of 365,551 shares of common stock (including restricted shares) and had the right to acquire an additional 5,377,002 shares of common stock upon the exercise of employee stock options which are exercisable by April 27, 2001. These interests, exclusive of other outstanding options, represented in the aggregate 1.82% of AMD's outstanding capital stock on February 26, 2001. We intend to continue our strategy of encouraging our executive officers to become stockholders.

   The number of shares of common stock subject to option grants or restricted stock awards is based on AMD's business plans, the executive's level of corporate responsibility, individual performance, historical award data, and competitive practices of high technology companies that compete with us for executives, with annual revenues generally in excess of $1 billion and satisfying the other criteria set forth above. In making these grants, the Committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the Committee generally does not consider whether an executive has exercised previously granted options. During 2000, executive officers received options to purchase a total of 4,653,000 shares of common stock.

   The Company entered into Mr. Sanders' 2000 Agreement as an inducement for Mr. Sanders to remain as Chairman and Chief Executive Office through the 2002 Annual Stockholders Meeting, and as Chairman through 2003. As discussed in detail above in the section entitled, "Employment Agreements" on p. 11, the Committee, which had the responsibility for negotiating the 2000 Agreement, believes Mr. Sanders is uniquely qualified to protect and enhance the best interests of the Company and its stockholders during the next three years, during which his role is expected to transition from the Chairman and Chief Executive Officer position to Chairman. The Committee believed that entering into the 2000 Agreement and providing an additional equity incentive to Mr. Sanders would be of great value to AMD and its stockholders.

   The Company awarded Mr. Sanders options for 1,200,000 shares at $23.75, the fair market value on the date of grant, November 3, 2000, as additional consideration and as an incentive for Mr. Sanders to enter into the 2000 Agreement and as consideration for past services. These options vest 350,000 shares on November 15, 2000, 350,000 shares on November 15, 2001, 250,000 shares on November 15, 2002 and 250,000 shares on November 15, 2003--provided Mr. Sanders is providing services to the Company on the vesting date. The November 2003 shares are not exercisable until Mr. Sanders ceases to be an executive officer or an earlier date on which the gain from any exercise would be deductible to the Company under Section 162(m) of the Internal Revenue Code (the Code), but no later than June 30, 2004.

   Before deciding to grant these options to Mr. Sanders, the Committee consulted all other members of the Board of Directors, members of senior management, our independent compensation consultant and our independent legal counsel. In its deliberations, the Committee considered the Company's succession plan for the CEO and other members of senior management, the Company's long-term strategic plan, the desire to secure Mr. Sanders' active leadership through 2003, Mr. Sanders' performance as CEO during the previous several years, CEO compensation data showing a significant increase in CEO compensation since Mr. Sanders' 1996 employment agreement, and Mr. Sanders' vital role in the recruiting and retention of key executive personnel, including his successor, during a period of leadership transition.

   2000 Stock Incentive Plan. In October 2000, upon the recommendation of the Committee, the Board of Directors approved a new stock incentive plan. The 2000 Stock Incentive Plan (the 2000 Plan) allows options to be granted for nine million shares, of which 2.5 million may be granted at or below fair market value and 6.5 million must be granted at fair market value on the date of grant. Officers and directors are not eligible under the 2000 Plan to receive more than 45 percent of the shares that are issued at below fair market value. No more than 45 percent of all options granted under the 2000 Plan may be to officers and directors, and employees who are not officers or directors must receive more than 50 percent of the shares available for grant under the 2000 Plan. As of February 26, 2001, 583,450 options were granted under the 2000 Plan.

   Tax Policy. Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. AMD has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

   While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, a portion of the options granted to Mr. Sanders discussed above and certain compensation paid by AMD in the future may not be fully deductible under Section 162(m).

   Conclusion. The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of

AMD's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of AMD. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of AMD's business may result in highly variable compensation for a particular time period. Moreover, the Committee believes that AMD's compensation philosophy in 2000 played a substantial part in enabling AMD to retain its key executives and obtain record financial results in 2000. The Committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of AMD's executives.

                                          COMPENSATION COMMITTEE

                                          Charles M. Blalack
                                          R. Gene Brown
                                          Leonard M. Silverman

                          BOARD AUDIT COMMITTEE REPORT

   The Board has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is "independent" as defined under the New York Stock Exchange's listing standards and is financially literate as that qualification is interpreted by the Board. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, as the Board interprets that qualification. The Board has adopted a written charter with respect to the Audit Committee's roles and responsibilities. A copy of the charter is attached as Exhibit A to this Proxy Statement.

   The Audit Committee oversees the Company's internal and independent auditors and assists the Board in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal controls and auditing by meeting regularly with the independent auditors, internal auditing and financial management personnel. Management is responsible for preparing the Company's financial statements. The independent auditors are responsible for expressing an opinion on conformity of the Company's audited financial statements to generally accepted accounting principles.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and Ernst & Young LLP, the Company's independent auditors. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). This included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

   The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal 2001.

                                          AUDIT COMMITTEE

                                          R. Gene Brown
                                          Charles M. Blalack
                                          Robert B. Palmer

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   ADVANCED MICRO DEVICES, S&P 500 INDEX AND
                              TECHNOLOGY-500 INDEX

   The following graph shows a five-year comparison of cumulative total return on our common stock, the S&P 500 Index and the Technology-500 Index from December 31, 1995 through December 31, 2000. The past performance of our common stock is no indication of future performance.

                              [PERFORMANCE GRAPH]

   This graph was plotted using the following data:

                                              Year ending December 31,
                                    --------------------------------------------
                                    1995  1996    1997    1998    1999    2000
                                    ---- ------- ------- ------- ------- -------
AMD.............................. . $100 $156.06 $107.58 $175.56 $175.38 $167.42
S&P 500 Index...................... $100 $122.96 $163.98 $210.85 $255.21 $231.98
Technology-500 Index............... $100 $141.87 $178.89 $309.44 $541.92 $325.42

ITEM 2--RATIFICATION OF INDEPENDENT AUDITORS

   Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year. Ernst & Young LLP has been our independent auditors since our incorporation in 1969.

   Audit services of Ernst & Young LLP during the 2000 fiscal year included the examination of our consolidated financial statements and services related to filings with the Securities and Exchange Commission (SEC) and other regulatory bodies. Fees for the last annual audit were $1.5 million and all other fees were $1.9 million, including audit related services of $1.4 million and non-audit services of $0.5 million. Audit related services generally include fees for statutory audits, accounting consultations, internal audits, employee benefits plan audits, business dispositions and SEC registration statements.

   Our Audit Committee meets with Ernst & Young LLP several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

   Your Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year. Unless you indicate otherwise, your proxy will vote "FOR" ratification.

ITEM 3--APPROVAL OF AMENDMENTS TO THE ADVANCED MICRO DEVICES, INC. 1996 STOCK INCENTIVE PLAN

   The Company's stockholders are also being asked to approve amendments to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the 1996 Plan) to increase the numbers of shares authorized for issuance under the 1996 Plan, to increase the number of stock options awarded to non-employee members of the Board of Directors (Outside Directors) and to change the grant dates, vesting and exercisability of new stock option grants to Outside Directors. These amendments will provide us with an additional 8,000,000 shares of common stock that can be awarded to our employees, consultants and advisors. These amendments will also increase the total number of shares granted and change the grant dates and vesting schedule of stock options automatically granted to Outside Directors upon their re-election to the Board (the Annual Option) as follows: 3,000 shares will be granted on April 30, July 31, October 31 and December 15, for a total of 12,000 shares, in the year of re-election to the Board. The Annual Option grants will vest one-third (1,000 shares each, for a total of 4,000 shares) on April 30 of the year following grant, and the remaining two-thirds will vest in monthly increments thereafter over the next two years. The new formula option grants upon a Board member's initial election (the First Option) will be granted and vest as follows: 7,500 shares will be granted on April 30, July 31, October 31 and December 15, for a total of 30,000 shares, in the year of first election to the Board. The First Option grants will vest one-third (2,500 shares each, for a total of 10,000 shares) on April 30 of the year following grant, and the remaining two-thirds will vest in monthly increments thereafter over the next two years. Finally, these amendments provide that Outside Directors will have two years from the termination of their Board membership to exercise these new options.

   The purpose of the 1996 Plan is to enable us to recruit and retain capable employees and consultants for the successful conduct of our business and to provide an additional incentive to officers and other eligible key employees, consultants and advisors and Outside Directors upon whom rest major responsibilities for our successful operation and management. The 1996 Plan is intended to enable us to attract qualified personnel in a highly competitive labor market. We intend future increases in the value of securities granted under the 1996 Plan to form part of the compensation for services to be rendered by these persons in the future.

   As of February 26, 2001, approximately 11,668,936 shares were available for future grants, 43,516,660 shares were subject to outstanding options and 298,546 shares of restricted stock were outstanding from all of our stock incentive plans. The weighted average exercise price and weighted average remaining term of the outstanding options were $20.81 and $8.07, respectively.

   The stockholders approved the 1996 Plan on April 24, 1996, with an effective date of February 7, 1996. Our Board of Directors approved amendments to the 1996 Plan in October 1996 and in April 1998. The stockholders approved these amendments on April 24, 1997 and April 30, 1998, respectively. Our Board of Directors approved the proposed amendments to the 1996 Plan, to be voted on at the 2001 Annual Meeting of Stockholders in January and March 2001. A summary of the 1996 Plan follows.

 Summary Description of the 1996 Plan

   Number of Shares Subject to the 1996 Plan. The 1996 Plan reserves for issuance up to 34,900,000 shares of AMD common stock pursuant to the exercise of options granted under the plan. If the stockholders approve the amendment to the plan, an additional 8,000,000 shares may be issued pursuant to the exercise of options under the plan. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 1996 Plan. The market value of the Company's common stock on the New York Stock Exchange as of February 26, 2001 was $22.83 per share.

   Administration and Duration of the 1996 Plan. Authority to administer the 1996 Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee. The Board has also delegated authority to senior management to grant awards up to 50,000 shares per year to any employee who is not also an officer or member of the Board.

   The 1996 Plan will terminate on February 7, 2006, but the Board retains the right to suspend, terminate or amend the 1996 Plan at any time. On termination of the 1996 Plan, outstanding awards remain in effect until they expire by their terms, are forfeited or otherwise terminate.

   Eligibility for Participation. Options may be granted under the 1996 Plan to our key full- or part-time employees, officers, consultants and advisors. The maximum number of shares that may be granted to an individual under the 1996 Plan is four million. As of February 26, 2001, approximately 3,800 persons were eligible to receive options under the 1996 Plan. 6,347,534 shares had been issued upon the exercise of options under the 1996 Plan, and 27,533,874 shares were subject to outstanding options under the 1996 Plan. As of February 26, 2001, 1,018,592 shares were available for future option grants under the 1996 Plan.

   Over the term of the 1996 Plan through February 26, 2001, the following executive officers have been granted the following options to purchase shares under the 1996 Plan: Mr. Sanders, 4,000,000 shares; Dr. Ruiz, 1,500,000 shares; Mr. Herb, 524,000 shares; Dr. Siegle, 490,000 shares; and Mr. McCoy, 625,000 shares. During this period, our executive officers as a group have been granted options to purchase an aggregate of 8,987,000 shares, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 33,300,062 shares under the 1996 Plan. During this period, our current directors as a group (excluding executive officers) have been granted options to purchase 270,000 shares under the 1996 Plan.

   Terms of Options. Options granted to employees may be either incentive stock options (ISOs) which satisfy the requirements of Code Section 422 or nonstatutory options (NSOs) which are not intended to satisfy such requirements. Options granted to Outside Directors, consultants and advisors may only be NSOs.

   The exercise price of options granted under the 1996 Plan may not be less than the fair market value of the Company's common stock on the date of grant. Payment of the exercise price may be made in cash, by certified check, promissory note, other shares of our common stock, or through a same day sale program. In addition, the Board may authorize loans and loan guarantees for the exercise price. The term of an ISO may not exceed ten years. The term of an NSO may not exceed ten years plus one day. We did not grant any ISOs in 2000.

   Options granted to employees generally are made exercisable in one installment of 25 percent and monthly for the three years thereafter, although the actual dates of exercise may be modified by the Board or its delegate so long as the option holder's interest is not diminished without his/her consent. Options may be made exercisable only under the conditions the Board or its delegate may establish, such as, if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee's employment terminates because of misconduct, the option terminates immediately. If an optionee's employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (twelve months in the case of vice presidents or where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option's term. In no case may an option be exercised after the expiration of its term. An option may be exercised by the optionee or his/her guardian or legal representative.

   Outside Director Option Program. If these amendments are approved by stockholders, an Outside Director who has not previously been elected or appointed as a member of the Board will be granted a First Option as follows:
7,500 shares will be granted on April 30, July 31, October 31 and December 15, for a total of 30,000 shares, in the year of first election to the Board. The First Option grants will vest one-third (2,500 shares each, for a total of 10,000 shares) on April 30 of the year following grant, and the remaining two-thirds will vest in monthly increments thereafter over the next two years. Upon re-election to the Board, an Outside Director will automatically be granted an Annual Option as follows: 3,000 shares will be granted on April 30, July 31, October 31 and December 15, for a total of 12,000 shares. The Annual Option grants will vest one-third (1,000 shares each, for a total of 4,000 shares) on April 30 of the year following grant, and the remaining two-thirds will vest in monthly increments thereafter over the next two years. These new options may be exercised for up to two years following termination of their service on the Board to the extent the options are vested on the date of termination. Options which are not vested on the date of termination are canceled. Options held by Outside Directors will become fully vested for exercise upon a change of control. See the section entitled "Acceleration in Connection with a Change of Control" below.

   Acceleration in Connection with a Change of Control. If a participant's employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers as defined in the 1996 Plan, there is a constructive termination of their employment) within one year after a change of control, all options held by that participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. Options held by Outside Directors become fully vested upon a change of control without regard to termination of their service as a director. In general, a "Change of Control" will be deemed to have occurred upon the acquisition of more than 20% of either the then outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or a liquidation of the Company or a sale of substantially all of our assets. The 1996 Plan change of control provisions are not applicable to options granted to Mr. Sanders or Dr. Ruiz.

   Plan Benefits Table. The following table shows in the aggregate the Annual Options that will be granted to Outside Directors under the 1996 Plan in 2001, if these amendments are approved by the stockholders. Since all current Outside Directors are incumbent directors, no Outside Director who is elected at the 2001 Annual Meeting of Stockholders will receive a First Option. Because future awards to our executive officers and employees are discretionary and cannot be determined at this time, the table does not reflect any of those awards.

     Name and Position           Exercise Price (per share)     Number of Shares
     -----------------       ---------------------------------- ----------------
All current directors who
 are not executive officers
 as a group (6 persons)....  Fair market value on date of grant      72,000

   Federal Tax Consequences--Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income which the optionee may elect to satisfy by having us withhold shares from the shares otherwise due or by delivering a sufficient number of previously owned shares of our common stock to us. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the shares are otherwise disposed of or sold.

   For federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods before the sale or other disposition of the shares, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize mid-term capital gain or long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares at the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and that gain will be mid-term if the shares have been held for more than one year following exercise of the option and long-term if the shares have been held for more than eighteen months following exercise of the option.

   Alternative Minimum Tax. The difference between the fair market value of shares subject to an ISO on the date of exercise and the exercise price of the shares is an adjustment to income for purposes of the alternative minimum tax (the AMT). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% on the portion of an individual taxpayer's alternative minimum taxable income that would otherwise be ordinary income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be treated as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the shares subject to the ISO on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the shares subject to an ISO occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of shares that is a qualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares subject to the ISO at exercise over the amount paid for the shares.

   Deduction to the Company. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with the exercise.

   If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then we will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the amount which is taxable to the employee as ordinary income. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

   Your Board of Directors unanimously recommends that you vote "FOR" approval of the amendments to the 1996 Plan. Unless you indicate otherwise, your proxy will vote "FOR" approval.

ITEM 4--REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE 1996 EXECUTIVE INCENTIVE PLAN

   Our stockholders are being asked to reapprove the performance goals under the 1996 Executive Incentive Plan (the Incentive Plan). The Board adopted the Incentive Plan effective February 7, 1996. The Incentive Plan was approved by the stockholders on April 25, 1996.

   Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. We can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m) of the Code. For compensation paid under the Incentive Plan to qualify as "performance-based compensation," the Incentive Plan must be approved by stockholders. Regulations under Section 162(m) require that stockholders reapprove performance goals under the Incentive Plan every five years. Therefore, we are asking our stockholders to reapprove the performance goals at this time. The Incentive Plan is intended to permit us to pay incentive compensation which qualifies as performance-based compensation, thereby permitting us to continue to receive a federal income tax deduction for the payment of this incentive compensation.

   If stockholders reapprove the performance goals, awards will continue to be made under the Incentive Plan in 2002 and thereafter. Performance goals may be based on business criteria including: return on net assets, net income, earnings per share, return on equity, return on investment, market share, operating income, strategic positioning programs, cash flow, stockholder return, revenue, new product releases and revenue growth.

   We have had a longstanding practice of linking key employees' compensation to corporate performance. This increases employee motivation to improve stockholder value--the employee's reward is directly related to our success. A performance-based incentive plan rewards key employees for achieving objectives for our financial performance. The purposes of the Incentive Plan are to motivate key employees to improve stockholder value by linking a portion of their cash compensation to our financial performance, reward key employees for improving our financial performance and help attract and retain key employees.

 Summary Description of the Incentive Plan

   The Incentive Plan is administered by the Compensation Committee. The members of the Compensation Committee must qualify as "outside directors" under
Section 162(m) in order for cash awards under the Incentive Plan to qualify as deductible performance-based compensation under Section 162(m). Subject to the terms of the Incentive Plan, the Compensation Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. During any fiscal year no participant may receive an award of more than $5,000,000.

   In selecting participants for the Incentive Plan, the Compensation Committee chooses our key employees who are likely to have a significant effect on our success. The actual number of employees who will receive awards under the Incentive Plan cannot be determined because eligibility for participation is in the discretion of the Compensation Committee. However, for 2000, there were 43 employees approved for participation in the Vice President Incentive Program. Participation in future years will be in the discretion of the Compensation Committee, but we currently expect that a similar number of employees will participate in each year.

   Under the Incentive Plan, the Compensation Committee will determine the fiscal year or other performance period for measuring actual performance (the performance period). The Compensation Committee will establish (a) the performance goals which are to be monitored during the performance period and the target level of performance for each business criterion and (b) a formula for calculating a participant's award depending on how actual performance compared to the pre-established performance goals. Performance goals may be based on business criteria including: return on net assets, net income, earnings per share, return on equity, return on investment, market share, operating income, strategic positioning programs, cash flow, stockholder return, revenue, new product releases and revenue growth.

   The Compensation Committee may set performance periods and performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant's specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation Committee may (but is not required to) specify performance goals for the entire company and/or one of our business units.

   After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance which was achieved. However the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Incentive Plan generally will be payable in cash after the end of the performance period during which the award was earned.

   Given that payments under the Incentive Plan are determined by comparing actual performance to the performance goals established by the Compensation Committee, it is not possible to conclusively state the amount of benefits which will be paid under the Incentive Plan for any performance period. The following table sets forth the awards that would have been earned by each of the following persons and groups under the Incentive Plan in 2001. Because the 2001 performance goals have not yet been established the amounts in the table have been calculated by applying the performance goals that were adopted by the Compensation Committee for 2000 under our current bonus plan based on 2000 results.

                                                             Projected Dollar
                                                              Value Based on
                       Name and Position                     2000 Objectives
                       -----------------                     ----------------
   W. J. Sanders III........................................   $ 5,000,000
    Chairman and Chief Executive Officer

   Hector de J. Ruiz........................................   $ 3,093,370
    President and Chief Operating Officer

   Robert R. Herb...........................................   $ 2,620,504
    Executive Vice President and Chief Sales and Marketing
     Officer

   William T. Siegle........................................   $   956,288
    Senior Vice President, Technology and Manufacturing
     Operations,
     Chief Scientist

   Thomas M. McCoy..........................................   $   402,804
    Senior Vice President, General Counsel and Secretary
   All executive officers as a group (10 persons)...........   $16,463,545
   All other Vice President Incentive Program participants
    (33 persons)............................................   $ 6,085,684

   The Compensation Committee may amend or terminate the Incentive Plan at any time and for any reason, as required or appropriate, in order to continue the plan's qualification under Section 162(m). Material amendments to the Incentive Plan will be subject to stockholder approval.

   As discussed above, if the stockholders reapprove the performance goals of the Incentive Plan, the compensation payable under the Incentive Plan is expected to qualify as "performance-based compensation" and be fully deductible by us.

   Your Board of Directors unanimously recommends that you vote "FOR" reapproval of the performance goals of the Incentive Plan. Unless you indicate otherwise, your proxy will vote "FOR" reapproval.

ITEM 5--APPROVAL OF THE AMENDMENTS TO THE ADVANCED MICRO DEVICES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

   In February 2000, our Board of Directors adopted the 2000 Employee Stock Purchase Plan (ESPP) effective February 1, 2001, authorizing 500,000 shares of our common stock to be issued to employees under the ESPP. The ESPP was approved by the stockholders at the 2000 Annual Meeting of Stockholders. In 2001, we are expanding participation in the ESPP to include international locations. As of February 26, 2001, there were 500,000 shares of AMD common stock remaining available for issuance under the ESPP. Our stockholders are being asked to approve amendments to the ESPP to increase the total number of shares authorized to be issued under the ESPP from 500,000 to 7,500,000 and to include part-time employees and employees with less than five months of service as eligible participants under the ESPP. The essential features of the ESPP, as proposed, are outlined below.

 Summary Description of the ESPP

   Purpose. The purpose of the ESPP is to provide our employees (including officers) and participating subsidiaries with an opportunity to purchase our common stock through payroll deductions. The Board of Directors believes that equity participation in the ESPP provides employees at all levels with a greater incentive to contribute to our success.

   Administration. The ESPP will be administered by a committee appointed by the Board. Offerings under the ESPP will have a duration of three months and commence on the first business day on or after February 1, May 1, August 1 and November 1 of each year, unless otherwise specified by the Board of Directors.

   Eligibility and Participation. If these amendments are approved by stockholders, any employee, including those who are customarily employed for less than 20 hours per week and less than five months per calendar year by us or our participating subsidiaries, will be eligible to participate in the ESPP. Employees will become participants in the ESPP by delivering to us a subscription agreement within a specified period of time before the commencement of each offering period.

   No employee who owns 5% or more of the total combined voting power or value of all classes of shares of our stock or our subsidiaries' stock, including shares which may be purchased under the ESPP or pursuant to any other options, will be permitted to purchase shares under the ESPP. In addition, no employee will be entitled to purchase more than $25,000 worth of shares under the ESPP in any calendar year based on the fair market value of the shares at the time the option is granted.

   We estimate approximately 14,000 of our or our participating subsidiaries' current employees will be eligible to participate in the ESPP, as amended. We are not presently able to determine the amount of benefits which may be received by employees under the ESPP.

   Payroll Deductions. The purchase price of the shares will be accumulated by payroll deductions over each offering period. The deductions may not be greater than 20% of a participant's compensation, nor less than a minimum established by the Board or its delegate. Compensation, for purposes of the ESPP, includes salary, shift differential, and lead pay, but excludes bonuses, special awards, 50% of certain commissions, overtime, income attributable to option exercises, reimbursements and allowances. A participant may increase or decrease his/her rate of payroll deductions once during each offering period.

   All payroll deductions or contributions of a participant will be credited to his/her account under the ESPP and become our general funds. These funds may be used for any corporate purpose. No charges for administrative or other costs may be made by us against the payroll deductions or contributions.

   Purchase Price. The price at which shares will be sold under the ESPP is the lower of 85% of the fair market value of our common stock at the beginning of the offering period or 85% of the fair market value of our common stock as of the end of such period.

   Number of Shares. The ESPP authorizes a total of 7,500,000 shares of our common stock for issuance under the ESPP, subject to stockholder approval. The market value of our common stock on the New York Stock Exchange as of February 26, 2001 was $22.83 per share.

   Withdrawal from the ESPP. A participant may terminate his/her interest in a given offering by withdrawing all of the accumulated payroll deductions credited to the participant's account five business days before the end of the offering period. The withdrawal of accumulated payroll deductions or contributions automatically terminates the employee's interest in that offering. As soon as practicable after withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest. A participant's withdrawal from an offering does not have any effect upon the participant's eligibility to participate in subsequent offerings under the ESPP.

   Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions or contributions credited to the participant's account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

   Changes in Capitalization. In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or other change in capitalization, the number of shares then subject to an option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with other adjustment as may be deemed necessary or equitable by the Board, including adjustments to the price per share.

   Transferability. No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned or transferred for any reason, and any attempt to do so may be treated by us as an election to withdraw from the ESPP.

   Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the ESPP, except that termination cannot affect options previously granted nor may any amendment make any change in an existing option which adversely affects the rights of any participant without the participant's consent. No amendment may be made to the ESPP without prior or subsequent stockholder approval, if stockholder approval would be required to meet the requirements of Section 423 of the Code or to satisfy the requirements of a stock exchange on which our shares are listed.

   United States Federal Income Tax Consequences. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" in the United States under the provisions of
Section 423 of the Code. This section describes only the United States federal tax consequences of the ESPP. Under Section 423 of the Code, no income will be taxable to a U. S. participant at the time of grant of the option or purchase of shares. We will be entitled to a deduction for amounts taxed as ordinary income to a U. S. participant only to the extent that ordinary income must be reported upon disposition of shares by the U. S. participant before the expiration of the holding period described below. A U. S. participant may become liable for tax upon disposition of the shares acquired, as summarized below.

     1. If the shares are sold or disposed of, including by way of gift, at least two years after the date of the beginning of the offering period the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the value of the shares at the beginning of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

     2. If the shares are sold or disposed of, including by way of gift or exchange, before the expiration of the two-year period described above, the excess of the value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant. This amount will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or other disposition. A capital loss will be recognized if the sale price is lower than the value of the shares on the date of purchase but any such loss will not affect the ordinary income recognized upon the disposition.

   Your Board of Directors unanimously recommends that you vote "FOR" approval of the amendments to the ESPP. Unless you indicate otherwise, your proxy will vote "FOR" approval.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

   Our 2000 Annual Report, which includes our audited financial statements for the fiscal year ended December 31, 2000, has accompanied or preceded this proxy statement. We will provide, without charge, upon your written request, a copy of our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453.

   AMD, the AMD logo and combinations thereof and Advanced Micro Devices are either registered trademarks or trademarks of Advanced Micro Devices, Inc.

                                                                       EXHIBIT A

                          ADVANCED MICRO DEVICES, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

   The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibilities to the shareholders and the investment community relating to overseeing and monitoring the integrity of the corporate accounting, auditing and reporting practices of the Company. The Audit Committee shall be composed of at least three directors all of whom are financially literate (generally knowledgeable in financial and auditing matters), and at least one of whom has accounting or related financial management expertise. Members of the Audit Committee shall be free of any relationship to the Company that may interfere with the exercise of their independent judgement. The Audit Committee is expected to maintain free and open communication with the independent auditors, internal auditors and the management of the Company. The Audit Committee will investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose. The Committee's activities shall have a Chairperson, and shall meet at least four times annually. This charter will be reviewed and reassessed annually.

Responsibilities

   The Audit Committee's responsibilities include:

  . Reviewing and recommending to the Board the selection and retention of the independent auditors that audit the financial statements of the Company. The Committee will ensure that the independent auditors have a clear understanding that they are ultimately accountable to the Board and the Committee. The Committee will review the independent auditor's written communication delineating their relationships and professional services and will take appropriate action to ensure the continuing independence of the auditors. The Committee will provide the opportunity, at least annually, for the internal and independent auditors to meet with the members of the Committee without members of management present.

  . Meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit, timely quarterly reviews, the audit procedures to be utilized and the adequacy of the independent auditor's compensation. At the conclusion of the annual audit, the Committee will review any comments or recommendations of the independent auditors.

  . Reviewing with the independent auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company.

  . Reviewing and concurring with the appointment, termination or replacement of the director of internal control, who reports to the Chairman of the Audit Committee. The Committee will review the internal audit function, including the proposed audit plans and the coordination of those plans with the independent auditors. The Committee will review progress reports on and results from internal audit activities.

  . At least annually, submitting a signed report for inclusion in the Company's proxy materials with respect to the Committee and its functioning, as required by applicable SEC rules.

  . Reviewing reports received from outside auditors under any applicable auditing standard and reports received from regulators, and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

  . Inquiring of management, the internal auditor, and the independent auditors about significant risks or exposures. The Committee will assess the steps management has taken to minimize such risks to the Company.

  . Reviewing accounting and financial human resources and succession planning within the Company.

  . Reporting on the meetings of the Audit Committee to the full Board of Directors.

1770-PS-01
                                                                      AMD-24513A

                                                                    APPENDIX ONE

                         ADVANCED MICRO DEVICES, INC.
                           1996 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Plan is to encourage key personnel, Outside Directors and advisors whose long-term service is considered essential to the Company's continued progress, to remain in the service of the Company or its Affiliates. By means of the Plan, the Company also seeks to attract new key employees, Outside Directors and advisors whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such persons in the future. It is intended that this purpose will be effected through the granting of Options.

2.   DEFINITIONS

     The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

     (a) "Affiliate" The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

     (b) "Board" The term "Board" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) below.

     (c) "Change of Control" Unless otherwise defined in a Participant's employment agreement, the term "Change of Control" shall be deemed to mean any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing (i) unless otherwise provided in a Participant's employment agreement, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (ii) unless otherwise provided in a Participant's employment agreement, "Change of Control" shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

     (d) "Code" The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     (e) "Company" The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

     (f) "Constructive Termination" The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

     (g) "Disinterested Director" The term "Disinterested Director" shall mean a member of the Board who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

     (h) "Fair Market Value per Share" The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

     (i) "Insider" The term "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     (j) "ISO" The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

     (k) "NSO" The term "NSO" shall mean a nonstatutory stock option not described in Section 422(b) of the Code.

     (l) "Option" The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

     (m) "Outside Director" The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

     (n) "Participant" The term "Participant" shall mean any person who holds an Option or Restricted Stock Award granted under this Plan.

     (o) "Plan" The term "Plan" shall mean this Advanced Micro Devices, Inc. 1996 Stock Incentive Plan, as amended from time to time.

     (p) "Shares" The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 11 of this Plan.

3.   ADMINISTRATION

     (a) The Board, whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d); provided, however, that the Board shall delegate administration of the Plan to the extent required by Section 3(e).

     (b) Except for automatic grants of Options to Outside Directors pursuant to
Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

         (1) To grant Options pursuant to the Plan.

         (2) To determine from time to time which of the eligible persons shall be granted Options under the Plan, the number of Shares for which each Option shall be granted, the term of each granted Option and the time or times during the term of each

     Option within which all or portions of each Option may be exercised (which at the discretion of the Board of its delegate may be accelerated.)

          (3) To prescribe the terms and provisions of each Option granted (which need not be identical) and the form of written instrument that shall constitute the Option agreement.

          (4) To take appropriate action to amend any Option hereunder, including to amend the vesting schedule of any outstanding Option, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

          (5) To determine whether and under what circumstances an Option may be settled in cash or Shares.

     (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

          (1) To construe and interpret the Plan and Options granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (d) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

          (1) with respect to the participation of or granting of Options to an employee, consultant or advisor who is not an Insider, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors;

          (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors, or to one or more Insiders.

     (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are Insiders, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option, to a committee of two or more Disinterested Directors who are also

"outside directors" within the meaning of Section 162(m) of the Code. Any committee to which administration of the Plan is so delegated pursuant to this
Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

     (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan.
The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under Section 3(e) above.

     (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4.   SHARES SUBJECT TO PLAN

     Subject to the provisions of Section 11 (relating to adjustments upon changes in capitalization), the Shares which may be available for issuance under the Plan shall not exceed in the aggregate 42,900,000 Shares of the Company's authorized Common Stock and may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options granted under the Plan shall for any reason be forfeited or canceled, terminate or expire, the Shares subject to such Options shall be available again for the purposes of the Plan. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option shall become available for future awards under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future awards under the Plan.

5.   ELIGIBILITY

     Options may be granted only to full or part-time employees, officers, directors, consultants and advisors of the Company and/or of any Affiliate; provided such consultants and advisors render bona fide services not in
--------
connection with the offer and sale of securities in a capital-raising transaction. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any Participant may hold more than one Option at any time; provided that the maximum number of shares which
                             --------
are subject to Options granted to any individual shall not exceed in the aggregate four million (4,000,000) Shares over the full ten-year life of the Plan.

6.   STOCK OPTIONS -- GENERAL PROVISIONS

     (a) Except for automatic grants of Options to Outside Directors under
Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board, be granted either as an ISO or as an NSO. No Option may be granted alternatively as an ISO and as an NSO.

     (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the Company or its subsidiaries or parent (as such terms are defined in Section 424 of the Code) exceeds $100,000, such Options shall be treated as NSOs.

     (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its subsidiaries or parent (as such terms are defined in Section 424 of the Code) unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the Option and the term of the Option does not exceed five (5) years from the date such ISO is granted.

     (d) Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify an ISO under Section 422 of the Code.

7.   TERMS OF OPTION AGREEMENT

     Except as otherwise required by the terms of Section 8 hereof, each Option agreement shall be in such form and shall contain such terms and conditions as the Board from time to time shall deem appropriate, subject to the following limitations:

     (a) The term of any NSO shall not be greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each ISO shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted. NSOs may be granted at an exercise price that is not less than Fair Market Value per Share of the Shares at the time an NSO is granted.

     (c) Unless otherwise specified in the Option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under
Section 16 of the Exchange Act.

     (d) Except as otherwise provided in paragraph (e) of this Section 7 or in a Participant's employment agreement, the rights of a Participant (other than an Outside Director) to exercise an Option shall be limited as follows:

         (1) DEATH OR DISABILITY: If a Participant's service is terminated by death or disability, then the Participant or the Participant's estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for such other period as the Board may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his death or disability, or to such extent as may otherwise be specified by the Board (which may so specify after the date of his death or disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death or disability.

          (2) MISCONDUCT: If a Participant is determined by the Board to have committed on act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, then, unless otherwise provided in a Participant's employment agreement, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, unless otherwise provided in a Participant's employment agreement, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

          (3) TERMINATION FOR OTHER REASONS: If a Participant's service is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment or service, or to the extent otherwise specified by the Board (which may so specify after the date of the termination but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

          (4) EVENTS NOT DEEMED TERMINATIONS: Unless otherwise provided in a Participant's employment agreement, the service relationship shall not be considered interrupted in the case of (i) a Participant who intends to continue to provide services as a director, employee, consultant or advisor to the Company or an Affiliate; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Board, provided such leave is
                                                       --------
     for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or between the Company or its Affiliates. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

     (e) Unless otherwise provided in a Participant's employment agreement, if any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's Option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's Option agreement or employment agreement.

     (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

     (g) The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore; provided that any such
                                                    --------
action may not, without the written consent of a Participant, impair any such Participant's rights under any Option previously granted.

8.   AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     (a) Each Outside Director shall be granted an Option to purchase 7,500 Shares under the Plan (the "First Option") on April 30, July 31, October 31 and December 15 or the first business day following such date, in the year that such Outside Director is first elected or appointed as a member of the Board; provided that an Outside Director who has previously been elected as a member of
--------
the Board on the Effective Date set forth in Section 14 below shall not be granted a First Option under the Plan. Thereafter, on April 30, July 31, October 31 and December 15 or the first business day following such date, each Outside Director reported as being elected at the annual meeting of the Company's stockholders shall be granted an additional Option to purchase 3,000 Shares under the Plan (the "Annual Option"). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 8.

     (b) All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) cash,
(ii) certified or
cashier's check, (iii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     (d) Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable according to the following schedule: one-third on April 30 of the calendar year following the date of grant; the remaining two-thirds vest in monthly increments thereafter, through April 30 of the third calendar year following the date of grant. Each Annual Option shall vest and become exercisable according to the following schedule: one-third on April 30 of the calendar year following the date of grant; the remaining two-thirds vest in monthly increments thereafter, through April 30 of the third calendar year following the date of grant. Any Shares acquired by an Outside Director upon exercise of an Option shall not be freely transferable until six months after the date stockholder approval referred to in Section 14 hereof is obtained.

     (e) If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twenty-four months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's death or disability.

     (f) Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable upon such Change of Control, irrespective of any other provisions of the Outside Director's Option agreement.

     (g) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this
Section 8, except to the extent such other provisions are inconsistent with this
Section 8.

9.   PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

     With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

     (a) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or its delegate (and, in the case of an ISO, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified or cashier's check,
(iii) promissory note, (iv) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment. Any promissory note shall be a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483, 1274 or 7872 of the Code; provided that Participants who are not employees or directors of the
      --------
Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided
                                                                    --------
further, that the portion of the exercise price equal to the par value, if any,
-------
of the Shares must be paid in cash;

     (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including Insiders, on such terms as may be approved by the Board for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

10.  TAX WITHHOLDING

     (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold federal, state or local taxes relating to the exercise of any Option, the Board may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Option, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option.

     (b) With respect to the exercise of an Option, a Participant may elect (a "Withholding Election") to pay his minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option, or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired Shares, in each case in accordance with rules and procedures established by the Board. Previously owned Shares delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Board may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the Option becomes taxable. All Withholding Elections are subject to the approval of the Board must be made in compliance with rules and procedures established by the Board.

11.  ADJUSTMENTS OF AND CHANGES IN CAPITALIZATION

     If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of Shares, or any other similar corporate event, then the Board shall make appropriate adjustments to the number of Shares theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan. Outstanding Options shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

12.  PRIVILEGES OF STOCK OWNERSHIP

     No Participant will have any rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

13.  EXCHANGE AND BUYOUT OF AWARDS; RULE 16b-3

     The Board or its delegate may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options, except as otherwise provided in Section 7(i) with respect to Insiders. The Board or its delegate may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board or its delegate and the Participant may agree. Grants of Options to Insiders are intended to comply with the applicable provisions of Rule 16b-3 and such Options shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such Options in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

14.  EFFECTIVE DATE OF THE PLAN

     This Plan will become effective when adopted by the Board (the "Effective Date"). This Plan must be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board or its delegate may grant Options pursuant to this Plan; provided that no Option may be exercised prior to the initial stockholder approval of this Plan. In the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder will be canceled. So long as Insiders are Participants, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

15.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan; provided that, except as provided in Section 11 (relating to adjustments upon
--------
changes in capitalization), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board.

     (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Exchange Act and the regulations promulgated thereunder and/or to bring the Plan or Options granted under it into compliance therewith.

     (c) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

     (d) To the extent required by Rule 16b-3, the Board may not amend the provisions of Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

16.  REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

     An award under this Plan will not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.  NO RIGHT TO EMPLOYMENT

     Nothing in this Plan or in any Option shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

18.  MISCELLANEOUS

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

                                                                      Appendix 2

                         Advanced Micro Devices, Inc.

                           Executive Incentive Plan
                                February, 1996


1.  Purposes

The purposes of the Advanced Micro Devices, Inc. (AMD) Executive Incentive Plan are to motivate the Company's key employees to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward key employees for improving the Company's financial performance, and help attract and retain key employees.


2.   Definitions

     A.   "Award" means any cash incentive payment made under the Plan.

     B.   "Code" means the Internal Revenue Code of 1986, as amended.

     C. "Committee" means the Compensation Committee of AMD's Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

     D. "Company" means AMD and any corporation or other business entity of which AMD (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

     E. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

     F. "Participant" means any Key Employee to whom an Award is granted under the Plan.

     G. "Plan" means this Plan, which shall be known as the AMD Executive Incentive Plan.

3. Administration

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

             (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

             (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

             (iii)  select Key Employees to receive Awards;

             (iv)   determine the terms of Awards;

             (v) determine amounts subject to Awards (within the limits prescribed in the Plan);

             (vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

             (vii) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

             (viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

             (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

             (x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

             (xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees to receive Awards; and

             (xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

     B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

4.   Eligibility

Only Key Employees as designated by the Committee are eligible to become Participants in the Plan.

5.   Performance Goals

     A. The Committee shall establish performance goals applicable to a particular fiscal year (or performance period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued under Code Section 162(m).

     B. Each performance goal applicable to a fiscal year shall identify one or more business criteria of the Company and/or any business unit that are to be monitored during the fiscal year (or performance period), such as:

          .  Net income                      .  Stockholder return
          .  Earnings per share              .  Revenue
          .  Return on investment            .  Revenue growth
          .  Operating income                .  Market share
          .  Strategic positioning           .  Return on net assets
             programs                        .  Return on equity
          .  Cash flow                       .  New product releases

     C. The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

     D. The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.

6.   Awards

     A. Awards may be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee. During any fiscal year of the Company, no Participant shall receive an Award of more $5,000,000.

     B. The Committee, in its discretion, may reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

     C. The payment of an Award requires that the Participant be on the Company's payroll as of the last day of the fiscal year (or performance period). The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion.

     D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

     E. At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be unfunded and shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also credit earnings on cash payments that are deferred and set the rates of such interest.

7.   General

     A. The Plan shall become effective as of January 1, 1996, subject to stockholder approval of the Plan prior to January 1, 1996 or within twelve months thereafter.

     B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

     C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

     D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

     E. The Plan shall be governed by and construed in accordance with the laws of the State of California.

     F. The Board may amend or terminate the Plan (i) at any time and for any reason subject to stockholder approval and (ii) at any time and for any reason if and to the extent the Plan's qualification under Section 162(m) of the Code would not be adversely affected.

                                                                      Appendix 3


                         ADVANCED MICRO DEVICES, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN


     The following constitutes the provisions of the Advanced Micro
Devices, Inc. 2000 Employee Stock Purchase Plan as amended and restated as of October 19, 2000 (the "Plan"). The terms "Corporation" and "AMD" refer to Advanced Micro Devices, Inc. and, where appropriate, any Participating Subsidiary of Advanced Micro Devices, Inc.

     1.   Purpose.  The purpose of the Plan is to foster continued cordial
          -------
employee relations by providing employees of the Corporation and Participating Subsidiaries with an opportunity to purchase Common Stock of the Corporation through options to acquire the stock on favorable terms and to elect to exercise such options through payroll deductions. It is the intention of the Corporation that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Plan authorizes the grant of options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans or special rules adopted by the Board or the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

     2.   Definitions.
          -----------

          (a) "Affiliate" means (i) any Participating Subsidiary and (ii) any other entity in which the Corporation has an equity interest or significant business relationship and which has been designated as an "Affiliate" by the Board or the Committee for purposes of the Plan.

          (b)  "Board" means the Board of Directors of the Corporation.

          (c) "Business Day" means a day on which AMD Common Stock is publicly traded.

          (d) "Committee" means the committee designated by the Board pursuant to Paragraph 13(a) below to administer this Plan.

          (e) "Common Stock" means the common stock of Advanced Micro Devices, Inc., par value $0.01.

          (f) "Compensation" in connection with qualified options under Section 423 of the Code, means salaries, 50% of non-executive sales incentives, shift differential and lead pay. Bonuses, overtime, special awards, 100% of executive sales incentives, 50% of non-executive sales incentives, cash profit sharing, income attributable to the exercise of a stock option and reimbursements and allowances are excluded. For options not intended to be qualified under Section 423 of the Code, "Compensation" may vary as determined by the Board or the Committee.

          (g) "Employee" means any person, including an officer, employed by the Corporation or its Participating Subsidiaries or Affiliates. Individuals who provide services to the Corporation or any of its Participating Subsidiaries or Affiliates as independent contractors, who are reclassified as common law employees for any reason other than for federal income and employment tax purposes, are not eligible Employees. "Employee" shall not mean any individual who is not classified as an Employee on the payroll records of the Corporation or an Affiliate (including, but not limited to, an individual who is a leased employee, who is classified as a consultant, independent contractor, or other non-employee category), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of an individual is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from participation in the Plan for all periods prior to the date the Committee determines to classify such individual as an Employee.

          (h) "Participating Subsidiary" means any company during any period in which it is a "subsidiary corporation" as that term is defined in Code section 424(f) with respect to the Corporation and which has been designated as a "Participating Subsidiary" by the Board or the Committee.

          (i)  "Offering Period" shall have meaning assigned by Paragraph 4.

          (j) "Option Grant Date" means the first Business Day of each Offering Period of the Plan.

          (k) "Purchase Date" means the last Business Day of each Offering Period of the Plan.

     3.   Eligibility.  Any Employee who shall be employed by the Corporation,
          -----------
its Participating Subsidiaries or an Affiliate on the first day of an Offering Period, shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Paragraph 5. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Paragraph 13(b) which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. The Board or the Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

     4.   Offering period. Absent action by the Board, each Offering Period
          ---------------
shall extend for three calendar months commencing on the first Business Day on or after February 1, May 1, August 1 and November 1 of each year and ending on the last Business Day of the third month.

     5.   Participation.
          -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction or electing to make contributions in a form acceptable to the Board or the Committee on the form provided by the Corporation and filing it with the designated Corporation office not later than the 15th day of the month prior to a new Offering Period or such other date as may be determined by the Board or the Committee; provided that participants who go on a leave of absence are subject to the special rules set forth in Paragraph 10(c) hereof; and provided further that an Employee who commences employment in the month prior to a new Offering Period may complete a subscription agreement on the date he commences employment. An Employee who becomes eligible to participate in the Plan on or after an Option Grant Date may not participate until the next Offering Period.

          (b) If applicable, payroll deductions for a participant for any offering period shall commence with the first payroll following the Option Grant Date and shall end with the Purchase Date of the offering, unless sooner terminated by the participant as provided in Paragraph 10, or by the Corporation.

          (c) Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible employee may elect to participate through contributions to his account under the Plan in a form acceptable to the Board or the Committee.

     6.   Payroll Deductions/Contributions.
          --------------------------------

          (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding twenty percent (20%) of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the aggregate compensation which he would otherwise have received during said Offering Period. The Board or the Committee shall determine whether the amount to be deducted from each paycheck is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such pay day, or as either, and may also establish a minimum percentage or amount for such payroll deductions.

          (b) In countries where local law prohibits payroll deductions, at the time a participant files his subscription agreement, he shall elect to make contributions on each payday during the Offering Period at a rate not exceeding twenty percent (20%) of the Compensation which he receives on such payday, provided that the aggregate of such contributions during the Offering Period shall not exceed twenty percent (20%) of the aggregate compensation which he would receive during said Offering Period. The Board or the Committee shall determine whether the amount to be contributed is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such payday, or as either, and may also establish a minimum percentage or amount for such contributions.

          (c) All payroll deductions authorized by a participant shall be credited to his account under the Plan.

          (d) A participant may discontinue his participation in the Plan as provided in Paragraph 10, and may decrease or increase the rate of his payroll deductions only one time during the Offering Period by completing and filing with the Corporation a new authorization for payroll deduction. The change in rate shall become effective no later than the next available pay period after the Corporation's receipt of the new authorization.

     7.   Grant of Option
          ---------------

          (a) On the Option Grant Date of each Offering Period, each participant during such Offering Period shall be granted an option to purchase on each Purchase Date the number of shares of Common Stock determined by dividing the payroll deductions or contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable option price as set forth in Paragraph 7(c) below; provided, however, that such purchase shall be subject to the limitations set forth in Paragraphs 6(b) and 12(a) hereof and the following additional limits:

          (i) The number of shares which may be purchased by any Employee for the first Offering Period to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value of a share of Common Stock on the first day of such Offering Period.

          (ii) The number of shares which may be purchased by an Employee for any subsequent Offering Period which occurs in the same calendar year (as referred to in subsection (i) above) shall not exceed the number of shares determined by performing the calculation below:

                Step One: The number of shares purchased by the Employee during any previous Offering Period in the same calendar year shall be multiplied by the fair market value of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased.

                Step Two: The amount determined in Step One shall be subtracted from $25,000.

                Step Three: The amount determined in Step Two shall be divided by the fair market value of a share of Common Stock on the first day of such subsequent Offering Period (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of shares which may be purchased by any Employee for such subsequent Offering Period.

          (b) Notwithstanding any provisions of the Plan to the contrary, any option granted to an Employee shall be limited so that immediately after the grant, such Employee would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Participating Subsidiary of the Corporation (including stock which the employee may purchase under outstanding options and stock, the ownership of which is attributed to the Employee under Section 424 (d) of the
Code).

          (c) The purchase price per share of such shares shall be the lower of: (i) 85% of the fair market value of a share of the Corporation's Common Stock at the Option Grant Date; or (ii) 85% of the fair market value of a share of the Corporation's Common Stock at the Purchase Date. The fair market value of the Corporation's Common Stock on said dates shall be the closing price on the New York Stock Exchange for such date, or if no sale is made on such date, the corresponding closing price on the first preceding date on which the Corporation's Common Stock was sold.

          (d) Any excess contributions remaining in the Employee's account after the purchase of the shares on the Purchase Date will be returned to the employee, or at the employee's election may be rolled over for use in future Offering Periods in locations where the Board or the Committee have determined that such rollover is available under the Plan.

     8.   Exercise of Option.  Unless a participant withdraws from the Plan as
          ------------------
provided in Paragraph 10, his option for the purchase of shares will be exercised automatically for the number of whole and fractional shares which the accumulated payroll deductions in his account could purchase at the applicable option price on the Purchase Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9.   Delivery.  As promptly as practicable after the Purchase Date of each
          --------
offering, the Corporation shall arrange the delivery to the participant's account at the Corporation's approved brokerage firm, the number of shares purchased on exercise of his option.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all, but not less than all, the funds credited to his account under the Plan at any time before five (5) business days before the Purchase Date by giving written notice to the Corporation on a form provided for such purpose. All of the participant's funds credited to his account will be paid to him promptly after receipt of his notice of withdrawal, his option for the current Offering Period will be automatically cancelled, and if contributions were elected to be made through payroll deductions, no further payroll deductions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's employment for any reason, including retirement, permanent disability or death, the funds credited to his account will be returned to him or, in the case of his death, to his estate, and his option will be automatically cancelled.

          (c) If local law allows for exclusion of part-time employees, in the event an Employee fails to remain in the continuous employ of the Corporation or its Participating Subsidiaries or Affiliates for customarily at least twenty
(20) hours per week during an Offering Period, he will be deemed to have elected to withdraw from the Plan and the funds credited to his account will be returned to him and his option cancelled; provided that a participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond 90 days, such participant shall be deemed to have terminated employment on the 91st day of such leave of absence. If the participant elected to make contributions to the Plan through payroll deductions, the payroll deductions for a participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such participant or unless the participant has been on an unpaid leave of absence either throughout an entire Offering Period or for more than ninety (90) days, in which cases the participant shall not be permitted to re-enter the Plan until a subscription agreement is filed with respect to a subsequent Offering Period which commences after such participant has returned to work from the unpaid leave of absence.

          (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Corporation.

     11.  No Interest.  No interest shall accrue on the payroll deductions or
          -----------
contributions of a participant in the Plan unless local law requires that payroll deductions or contributions be held in an interest-bearing account.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Corporation's Common Stock which may be sold pursuant to options exercised under the Plan shall be 7,500,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. In addition, the officers of the Corporation are authorized to acquire shares of the Corporation's Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7(a) hereof at the Option Grant Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Corporation may reduce the rate of contributions as appropriate.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in street name in the participant's account at the Corporation's approved brokerage firm.

13.  Administration.
     --------------

          (a) The Plan shall be administered by the Board or a Committee appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee.

          (b) The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Board or the Committee may adopt such rules, guidelines and forms as the applicable laws allow to accomplish the transfer of secondary Class 1 National Insurance Contributions ("NIC") in the United Kingdom ("UK") from the employer to the participants in the UK and to make such transfer of NIC liability a condition to the exercise of options in the UK.

          (c) The Board or the Committee may also adopt sub-plans applicable to particular Participating Subsidiaries, Affiliates or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Paragraph 12(a) above, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

          (d) The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible Employees are permitted to participate in the Plan.

          (e) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the Committee member seeking indemnification shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

          (f) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Board or the Committee, if any is appointed, may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

     14.  Transferability.  Neither funds credited to a participant's account
          ---------------
nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant and options granted hereunder are exercisable, during the participant's lifetime, only by the participant. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with Paragraph 10.

     15.  Use of Funds.  All funds received or held by the Corporation under the
          ------------
Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such funds unless segregation of accounts is required by local law.

     16.  Statements.  Statements of account will be given to participating
          ----------
Employees promptly following each Purchase Date, which statements will set forth the amounts of payroll deductions or funds accumulated in the Employees' account, the per share purchase price, the number of shares purchased and any excess contributions.

     17.  Changes in Capitalization.  In the event of any stock dividend, stock
          -------------------------
split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board.

     18.  Amendment.  The Board of Directors may at any time amend the Plan.  No
          ---------
such amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant's consent. No amendment for which shareholder approval is required shall be effective unless such approval is obtained within the required time period. Whether shareholder approval is required shall be determined by the Board or the Committee and consistent with the rules of the Securities Exchange Commission, the Code or the stock exchange(s) on which the Corporation's shares are listed, as such rules are in effect at the time the Plan amendment becomes effective.

     19.  Termination. The Board of Directors of Advanced Micro Devices, Inc.
          -----------
may at any time terminate the Plan. No such termination will affect options previously granted. Unless sooner terminated by the Board, this Plan shall terminate February 1, 2011.

     20.  Notices.  All notices or other communications by a participant to the
          -------
Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

     21.  Government and Other Regulations.  The Plan, and the grant and
          --------------------------------
exercise of the rights to purchase shares hereunder, and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring shareholder approval shall take effect only subject to such approval.

     22.  Applicable Law.  The interpretation, performance and enforcement of
          --------------
this Plan shall be governed by the laws of the State of California.

                                  [AMD LOGO]

                                 One AMD Place
                              Sunnyvale, Ca 94088
                                (408) 732-2400

You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 10:00 a.m. on Thursday, April 26, 2001, at the St. Regis Hotel at 2 East 55th Street, New York, New York. Detailed information regarding the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you either vote by telephone or by the
                                              ------                   --
Internet or sign and return your proxy card as soon as possible in the envelope
         --
provided.







                                  DETACH HERE

                                     PROXY

                         ADVANCED MICRO DEVICES, INC.

                Annual Meeting of Stockholders - April 26, 2001

          This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints W.J. SANDERS III AND THOMAS M. MCCOY and each of them as proxies for the undersigned, with full power of substitution to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which hereby acknowledged, and according to their discretion on all other matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, April 26, 2001, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of independent auditors, FOR the amendments to the 1996 Stock Incentive Plan, FOR the reapproval of the performance goals under the 1996 Executive Incentive Plan, FOR the approval of the amendments to the 2000 Employee Stock Purchase Plan, and in the discretion of the proxyholders on other matters which may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                  SIDE

AMD Logo
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398


-----------------
Vote by Telephone
-----------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

-----------------------------------------------------------
Follow these four easy steps:

 1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

 2.  Call the toll-free number
     1-877-PRX-VOTE (1-877-779-8683). For stockholders
     residing outside the United States call collect on a touch-tone phone 1-201-536-8073.

 3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

 4.  Follow the recorded instructions.
-----------------------------------------------------------
Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------
It's fast, convenient, and your vote is immediately confirmed and posted.

-----------------------------------------------------------
Follow these four easy steps:

 1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

 2.  Go to the Website http://www.eproxyvote.com/amd

 3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

 4.  Follow the instructions provided.
-----------------------------------------------------------
Your vote is important!
Go to http://www.eproxyvote.com/amd anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

 .  RECEIVE FUTURE AMD PROXY MATERIALS VIA THE INTERNET!

Consider receiving future AMD Annual Report and Proxy materials (as well as all other Company communications) in electronic form rather than in printed form. While voting via the Internet, just click the box to give your consent* and thereby save AMD the future costs of producing, distributing and mailing these materials.

Accessing AMD's Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

If you do not consent to access AMD's Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.
* IN ORDER TO CONSENT TO ELECTRONIC DISTRIBUTION, YOU WILL ALSO NEED YOUR ACCOUNT NUMBER WHICH IS PRINTED JUST BELOW THE PERFORATION AND IS THE FIRST
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                                  DETACH HERE

[X] Please mark votes as in this example.

Unless otherwise specified, this proxy will be voted for the listed nominees FOR Directors, FOR Ratification of Ernst & Young LLP as the Company's independent auditors, FOR Approval of the amendments to the 1996 Stock Incentive Plan, FOR Reapproval of performance goals under the 1996 Executive Incentive Plan, and FOR Approval of the amendments to the 2000 Employee Stock Purchase Plan.

    The Board of Directors recommends a vote FOR items 1, 2, 3, 4 and 5. Nominees for Directors:

    (01) W.J. Sanders III, (02) Hector de J. Ruiz, (03) Charles M. Blalack,
    (04) R. Gene Brown, (05) Robert B. Palmer, (06) Joe L. Roby,
    (07) Friedrich Baur, (08) Leonard Silverman

     1.  Election of      [_]  FOR        [_]  WITHHELD
         directors.            ALL             FROM ALL
                             NOMINEES          NOMINEES

     [_] ______________________________________
         For all nominees except as noted above

                                                     FOR     AGAINST    ABSTAIN
     2.  Ratification of appointment of              [_]       [_]        [_]
         independent auditors.

     3.  Approval of amendments to the 1996          [_]       [_]        [_]
         Stock Incentive Plan.

     4.  Reapprove performance goals under           [_]       [_]        [_]
         the 1996 Executive Incentive Plan.

     5.  Approval of amendments to the 2000          [_]       [_]        [_]
         Employee Stock Purchase Plan.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                        [_]

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
     PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

     Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executor, administrators and trustees so indicate when signing.

Signature:__________________ Date:________________ Signature:__________________